UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-27622	54-1796693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 1128 Abingdon, Virginia		24212-1128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2018 Restricted Stock Plan; Grants

On May 15, 2018, the shareholders of Highlands Bankshares, Inc. (the “Company”) approved the 2018 Restricted Stock Plan (the “2018 Plan”), pursuant to which the compensation committee (the “Compensation Committee”) of the board of directors of the Company may authorize the issuance of up to 250,000 shares of Company common stock in grants of restricted stock and restricted stock unit awards to eligible employees. The material terms of the 2018 Plan are set forth on pages 21 and 22 of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2018, which is incorporated herein by reference.

Restricted Stock Awards (Time-Based Vesting)

Effective July 27, 2018, the Compensation Committee approved a form of Restricted Stock Award Agreement (“Restricted Stock Award Agreement”) for restricted stock to be issued under the 2018 Plan. The Restricted Stock Award Agreement provides eligible Company employees the right to receive Company common stock (“Restricted Stock”) according to a time-based vesting schedule. The Restricted Stock is subject to various restrictions on transfer and risks of forfeiture that lapse upon vesting. The Restricted Stock Award Agreement provides for forfeiture of the Restricted Stock award in certain cases of termination. Additionally, other events may accelerate the vesting of the Restricted Stock, such as the death or disability of the grantee or upon a change of control. The foregoing description of the Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Restricted Stock Award Agreement, which is attached hereto as Exhibit 10.1.

Effective July 27, 2018 the Company approved Restricted Stock awards to the following named executive officers:

Name	Title	Shares of Restricted Stock Granted (Time-Based Vesting)
Ray G. Skinner	Executive Vice President of Retail Banking and Wealth Management	10,000
Bryan Booher	Chief Risk Officer	10,000
John Gray	Chief Financial Officer	1,000

Restricted Stock Awards (Performance-Based Vesting)

On March 29, 2018, the Compensation Committee approved the 2018-2020 Long-Term Incentive Compensation Plan (the “Long Term Incentive Plan”), pursuant to the 2018 Plan (and subject to the shareholders’ approval of the 2018 Plan), for certain members of the Company’s senior management team, including the named executive officers.

The Long Term Incentive Plan is designed to correlate the realization of value from the vesting of performance-based restricted stock awards (the “Performance Based Restricted Stock”) with the achievement of pre-established Company goals that the Compensation Committee believes are important to the Company’s long-term growth and success. Under the Long Term Incentive Plan, shares of Performance Based Restricted Stock will vest upon the achievement of pre-determined Company performance targets for the three-year measurement period that begins on January 1 of the year in which the award is granted and ends on the third December 31st following the date of grant (the “Performance Period”).

Effective July 27, 2018, the Compensation Committee approved the form of Performance Based Restricted Stock Award Agreement (the “Performance Based Restricted Stock Agreement”), pursuant to which each recipient will receive a specified target number of shares of Restricted Stock, each of which will represent the right to receive one share of the Company’s common stock, subject to the terms of the Performance Based Restricted Stock Agreement. Under the terms of the Performance Based Restricted Stock Agreement, the restricted shares will vest only if the Company meets certain specified targets: return of average equity, return on average assets, and earnings per share, in each case for the Performance Period. The Performance Based Restricted Stock Agreement provides for forfeiture of the Performance Based Restricted Stock in certain cases of termination. Additionally, other events may accelerate the vesting of the Performance Based Restricted Stock, such as the death or disability of the grantee or upon a change of control. The foregoing description of the Performance Based Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Performance Based Restricted Stock Agreement, which is attached hereto as Exhibit 10.2.

Effective July 27, 2018 the Company approved Performance Based Restricted Stock awards to the following named executive officers, with the target number of shares of Performance Based Restricted Stock for each grantee set forth opposite their respective names in the table below:

Name	Title	Target Number of Performance-Based Shares
Ray G. Skinner	Chief Banking Officer	26,250
Bryan Booher	Chief Risk Officer	22,500
John Gray	Chief Financial Officer	15,000

The number of shares that will actually be issued pursuant to each Performance Based Restricted Stock Agreement, if any, is subject to the vesting criteria described above, as well as the additional terms and conditions set forth in the Performance Based Restricted Stock Agreement.

Cash Bonus Plan; Grants

The Company maintains a cash bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee. The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

On March 29, 2018, the Compensation Committee approved bonus payouts under the Bonus Plan for 2017 goal achievement. The individual amounts approved for payment to the Company’s named executive officers are set forth below:

Name	Title	Bonus Payment
John Gray	Chief Financial Officer	$9,000
Bryan Booher	Chief Risk Officer	$10,000
Ray G. Skinner	Chief Banking Officer	$14,000

Additionally, the Compensation Committee established performance targets for fiscal year 2018 under the Bonus Plan (“Performance Awards”), and the Compensation Committee established stock ownership guidelines for participation in and receipt of the Performance Awards.

The Performance Awards will be paid based on the achievement of certain financial performance goals, which have been selected by the Compensation Committee in order to incentivize the Company’s executive officers, including the named executive officers, to achieve key business objectives in 2018 and to create long-term value for the Company’s shareholders. The performance goals for 2018 relate to (i) return on average equity, (ii) return on average assets, and (iii) earnings per share.

The Performance Awards are based on a percentage of the participant’s current base salary for 2018. The target bonus percentage has been set at 15% of base salary, up to a maximum of 22.5% of base salary. The value of a participant’s Performance Award will be equal to his or her annual base salary, multiplied by his or her target bonus percentage, multiplied by the goal achievement percentage determined by the Company’s Chief Executive Officer under the Bonus Plan after the end of the Company’s 2018 fiscal year. The actual cash incentive award payouts for 2018 will be based on the Company’s actual achievement against the performance goals.

Aforementioned Benefits Forfeited by Ray G. Skinner

As discussed in the Company’s Form 8-K filed January 17, 2019, Ray G. Skinner resigned from his position as an executive officer of the Company. As a result, Ray G. Skinner has forfeited his rights to participate in the benefits he would have received under the 2018 Plan and the Bonus Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Highlands Bankshares, Inc. Restricted Stock Award Agreement

10.2	Form of Highlands Bankshares, Inc. Performance-Based Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: February 8, 2019	By:	/s/ John H. Gray
John H. Gray
Chief Financial Officer